UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2006

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2006, Memory Pharmaceuticals Corp. (the "Registrant") entered into a new Employment Agreement with Tony Scullion, its Executive Chairman (the "Agreement"). The Agreement supersedes Mr. Scullion’s prior Employment Agreement with the Company dated July 2, 2001 (the "Original Employment Agreement"), and the amendments thereof dated August 6, 2001 and March 4, 2002.

Under the terms of the Agreement, effective February 17, 2006, Mr. Scullion will cease to serve as the Registrant’s Executive Chairman, but will continue to serve as Chairman of the Registrant’s Board of Directors (the "Board").

Under the Agreement, which expires on January 31, 2007 (the "Term") unless renewed upon the agreement of both parties, Mr. Scullion will devote an average of approximately eight to twelve hours per week to the Registrant. Mr. Scullion’s salary will be at the gross semi-monthly rate of approximately $8,333. Under the terms of the Agreement, Mr. Scullion has agreed to tender his resignation from the Registrant’s Board immediately upon the earliest to occur of (i) the conclusion of the Term, (ii) the termination of his employment by him, or (iii) the termination of his employment by the Company with Cause (as defined in the Agreement). In the event Mr. Scullion’s employment is terminated by the Company without Cause, then, at the request of the Board, he will resign his position as the Chairman of the Board.
During the Term, Mr. Scullion will be entitled to standard employee benefits and in addition, the Registrant will continue to (i) reimburse Mr. Scullion for all reasonable home office expenses, (ii) pay the premium, in the approximate amount of $14,530, relating to Mr. Scullion’s existing life insurance policy (the "Life Insurance Payment"), and (iii) reimburse Mr. Scullion for tax preparation services for the 2005 and 2006 tax years in an amount up to $12,000 per year (the "Tax Preparation Payments"). Under certain circumstances the Registrant will also extend the post-termination exercise period of Mr. Scullion’s then-vested stock options.
The Registrant or Mr. Scullion may terminate the employment relationship during the Term upon thirty days’ written notice. In the event Mr. Scullion is terminated by the Registrant without Cause, he will continue to receive the balance of his base salary plus health coverage (unless such coverage is provided through a new employer), the Life Insurance Payment and the Tax Preparation Payments.
If Mr. Scullion is terminated with Cause during the Term, he will not be eligible for any further compensation or paid benefit continuation.
The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The Agreement supersedes Mr. Scullion’s Original Employment Agreement and the subsequent letter agreements between Mr. Scullion and the Registrant.

The Original Employment Agreement and the subsequent letter agreements were filed as Exhibits 10.16, 10.17 and 10.18 to the Registrant’s Registration Statement on Form S-1, No. 333-111474, filed on December 23, 2003.

On February 15, 2006, Gardiner F.H. Smith submitted his resignation as Chief Business Officer of the Registrant, which will be effective March 3, 2006. Mr. Smith’s employment letter agreement, dated as of December 18, 2001 (filed as Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1, No. 333-111474, on December 20, 2003), will terminate in connection with Mr. Smith’s departure.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective February 17, 2006, Mr. Scullion will no longer serve as the Executive Chairman of the Registrant. Mr. Scullion will remain Chairman of the Registrant’s Board of Directors and will continue to serve as an employee of the Registrant. See the information set forth in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement dated as of February 17, 2006 between Tony Scullion and the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

February 17, 2006	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement